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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

NAME                                      STATE OF ORGANIZATION OR INCORPORATION

Digitas Inc.                              Delaware Corporation

Scitutate Acquisition Inc.                Delaware Corporation

Vesuvio, Inc.                             Delaware Corporation

Bronner Slosberg Humphry Co.              Massachusetts Business Trust

BSH Holding LLC                           Delaware Limited Liability Company

Digitas LLC                               Delaware Limited Liability Company

Sansome Inc.                              Massachusetts Corporation

Digitas (Europe) Inc.                     Massachusetts Corporation

Digitas International Inc.                Delaware Corporation

Digitas Asia Ltd                          Hong Kong Limited Company

Digitas Europe (Belgium) S.A.             Belgium S.A.

Digitas Mexico, S. de R.L. de C.V.        Mexico S. de R.L. de C.V.